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                                                                   Exhibit 10.34

                            NATIONAL CITY CORPORATION
                     SUPPLEMENTAL CASH BALANCE PENSION PLAN

                       ARTICLE 1. THE PLAN AND ITS PURPOSE
                       -----------------------------------

         1.1 ADOPTION OF THE PLAN. The following are the provisions of the National City Corporation Supplemental Cash Balance Plan (herein referred to as the "Plan") effective as of January 1, 1999 (herein referred to as the "Effective Date"). The Plan is effective as of the Effective Date with respect to certain employees who retire, become disabled, die or otherwise terminate employment on or after the Effective Date.

         1.2 PURPOSE. The purpose of the Plan is to provide for the payment of certain pension and survivor benefits in addition to benefits which may be payable under other Plans of the Corporation. The Corporation intends and desires by the provisions of the Plan to recognize the value to the Corporation of the past and present service of employees covered by the Plan and to encourage and assure their continued service to the Corporation by making more adequate provision for their future security than other Plans of the Corporation provide.

         1.3 OPERATION OF THE PLAN. The Plan shall be administered by the Compensation and Organization Committee of the Board of Directors of the Corporation.

                             ARTICLE 2. DEFINITIONS
                             ----------------------

         2.1 DEFINITIONS. Whenever used herein, the following terms shall have the meanings set forth below, unless otherwise expressly provided. When the defined meaning is intended, the term is capitalized.

             (a) ACCRUED BENEFIT: The benefit to which a Participant is entitled at any date expressed as a monthly benefit payable in the form of a single life annuity commencing on such date that is equal to the amount determined by dividing (a) by (b), where (a) is the Participant's Supplemental Cash Balance Account as of such date and (b) is the immediate annuity factor for one dollar of benefit payable as a single life annuity based upon the Participant's age in

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completed years and months as of such date. The immediate annuity factor shall be based on the applicable actuarial assumptions set forth in the NC Retirement Plan.

             (b) ACTIVE PARTICIPANT: A Participant shall be an Active Participant for a Plan Year if the sum of his/her "Earnings" under the NC Retirement Plan together with his/her Supplemental Earnings exceeds the annual limit on compensation set forth in Section 401(a)(17) of the Internal Revenue Code, as in effect for such Plan Year.

             (c) ACTUARIALLY EQUIVALENT BENEFIT: The actuarially equivalent benefit determined under the Plan using the actuarial factors set forth in the NC Retirement Plan.

             (d) BENEFIT COMMENCEMENT DATE : The first day of the first period for which a Participant's benefits are to be paid as an annuity or any other form, without regard to whether the Participant's benefit is actually paid or commences to be paid on such date.

             (e) CHANGE IN CONTROL: The term "Change in Control" shall have the meaning set forth in Section 11.2 of the Plan.

             (f) CORPORATION: National City Corporation, a Delaware corporation, and any successor corporation.

             (g) COMMITTEE: The Compensation and Organization Committee of the Board of Directors of the Corporation or any successor committee of the board operating as the Committee under the Plan.

             (h) CURRENT SUPPLEMENTAL CASH BALANCE ACCOUNT: As of any date, the Participant's Supplemental Cash Balance Account as determined by taking into account the Participant's Supplemental Pay Credits as of such date and Interest Credits through that date (without regard to Interest Credits, if any, provided for under the Plan for periods after that date).

             (i) DEATH BENEFICIARY: The person (natural or legal) who may be entitled to receive benefits payable under the Plan in the event of the death of a Participant. Such person or persons may be designated by the Participant (and such designation may be revoked or changed

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without the consent of any previously designated Death Beneficiary), only by an instrument, in form acceptable to the Committee, signed by the Participant and filed with the Committee before the earlier of (i) the Participant's death, or
(ii) the Participant's Benefit Commencement Date. In the event that a Death Beneficiary shall not have been designated hereunder (or, if so designated shall have not survived the Participant), a Participant's Death Beneficiary shall be the person designated or otherwise treated as his or her designated beneficiary under the NC Retirement Plan.

             (j) EFFECTIVE DATE: See Section 1.1.

             (k) EMPLOYEE: An individual employed with an Employer

             (l) EMPLOYER: The Corporation or any corporation, organization or entity controlled by the Corporation.

             (m) FICA: The Federal Insurance Contributions Act.

             (n) INTEREST CREDITS: Each Supplemental Cash Balance Account shall be credited with interest. The annual rate of interest to be credited shall be the applicable rate of interest set forth in Section 1.1(2) of the NC Retirement Plan. No interest shall be credited for periods after the Participant's Benefit Commencement Date.

             (o) INTERNAL REVENUE CODE: The Internal Revenue Code of 1986, as amended and in effect from time to time of the effective date(s) of such amendment(s), and the same is hereby specifically referred to.

             (p) NC RETIREMENT PLAN: The National City Non-Contributory Retirement Plan as amended and restated as of January 1, 1999 and as may be amended and restated from time to time thereafter

             (q) NORMAL RETIREMENT DATE: The term "Normal Retirement Date" shall have the same meaning as in the NC Retirement Plan.

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             (r) PARTICIPANT: An Employee who has been selected by the Committee pursuant to Article 3 of the Plan for participation in the Plan.

             (s) PLAN: The Supplemental Cash Balance Plan as effective on and after the Effective Date.

             (t) PLAN YEAR: The 12-month period commencing on January 1 and ending on December 31 of each year.

             (u) SUPPLEMENTAL CASH BALANCE ACCOUNT: The notional account established and maintained for a Participant which shall be credited with (a) Supplemental Pay Credits and (b) Interest Credits.

             (v) SUPPLEMENTAL EARLY RETIREMENT BENEFIT: The early retirement benefit provided for by Section 4.3 of the Plan.

             (w) SUPPLEMENTAL EARNINGS: All compensation paid to an Employee or electively deferred by an Employee excluding:

                  (1) automobile and parking allowances, relocation expense payments, tuition reimbursements, signing bonuses, business expense reimbursements, the value of flex vacation bought or sold, Employer-paid club dues, cash payments upon the exercise of stock appreciation rights, cash payments upon the exercise of or disposition of stock options, dividends paid upon restricted stock, cash payments under any long-term incentive plan, deferred cash payments, Mexican tax refunds, medical supplemental adjustment payments, tax adjustments on certain payments, the lapse of restricted stock, payments under nonqualified retirement plans, lump sum severance payments and amounts not taxable to an Employee; and

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                  (2) bonuses, commissions, incentive compensation payments
                  (other than payments under the National City Corporation Management Compensation Plan for Senior Officers) or other forms of special compensation, whether paid in cash to or electively deferred by an Employee, to the extent the total of such amounts exceeds $500,000;

REDUCED by the amount credited as "Earnings" under the NC Retirement Plan.

             (x) SUPPLEMENTAL LATE RETIREMENT BENEFIT: The late retirement benefit provided for by Section 4.3 of the Plan.

             (y) SUPPLEMENTAL NORMAL RETIREMENT BENEFIT: The benefit provided for by Section 4.2 of the Plan.

             (z) SUPPLEMENTAL PAY CREDITS: A Supplemental Pay Credit shall be credited to the Supplemental Cash Balance Account of each Participant who was an Active Participant during that Plan Year. The Supplemental Pay Credit shall be calculated in the same manner as "Pay Credits" are calculated under Section 1.1(33)(a) of the NC Retirement Plan, except that: (1) such Supplemental Pay Credits shall be calculated on the basis of Supplemental Earnings; and (2) such Supplemental Pay Credits shall be calculated without regard to any "additional Pay Credits" which might be credited under Section 1.1(33)(b) of the NC Retirement Plan.

             (aa) SUPPLEMENTAL RETIREMENT BENEFIT: The benefit provided for by
Section 4.1 of the Plan.

             (bb) VESTING EVENT: The earliest of the following dates with respect to a Participant:

                           (1) the later of the date the Participant: (i) has attained age fifty-five (55), (ii) has completed five
                           (5) years of Vesting Service, or (iii) has executed a confidentiality and non-competition agreement substantially in form as Exhibit A attached to the Plan;

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                           (2) the date any benefit is in payment status
                           hereunder; or

                           (3) the Effective Date of a Change in Control (as determined in accordance with Section 11.3).

             (cc) VESTING SERVICE: Vesting Service shall mean Vesting Service as determined under the NC Retirement Plan as in effect from time to time.

             (dd) VOTING STOCK: Voting Stock shall mean the then outstanding securities of a company entitled to vote generally in the election of directors.

                    ARTICLE 3. ELIGIBILITY AND PARTICIPATION
                    ----------------------------------------

         3.1 ELIGIBILITY. The eligibility for benefits under the Plan shall be limited to management and highly-compensated Employees. The Committee shall, from time to time and in its discretion designate certain Employees of the Corporation or its subsidiaries to be eligible for benefits under the Plan.

         3.2 REMOVAL FROM PARTICIPATION. The Committee may, from time to time and in its sole discretion, remove any employee from the list of eligible Employees, provided such removal shall be effective only upon communication thereof in writing to the Participant prior to the earlier to occur of the following dates: (1) the date of the Participant's death, disability, or retirement, whichever first occurs, and (2) the date of the Committee's approval of the Participant's Early Retirement as provided for in Article 4 hereof, and provided further that in the event such removal takes place after a Vesting Event, such removal shall not serve to reduce any Participant's Accrued Benefit. Upon a removal of a Participant prior to the occurrence of a Vesting Event he or she shall no longer be a Participant in the Plan.

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                       ARTICLE 4. PLAN RETIREMENT BENEFIT
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         4.1 SUPPLEMENTAL RETIREMENT BENEFITS. "Supplemental Retirement
Benefits" constitute the Supplemental Normal Retirement Benefit, the Supplemental Early Retirement Benefit and the Supplemental Late Retirement Benefit provided for by this Article 4.

         4.2 ELIGIBILITY FOR SUPPLEMENTAL NORMAL RETIREMENT BENEFIT. Each Participant becomes eligible for a Supplemental Normal Retirement Benefit upon his/her Normal Retirement Date.

         4.3 ELIGIBILITY FOR LATE OR EARLY RETIREMENT BENEFIT. A Participant shall become eligible for a Supplemental Early Retirement upon the first day of the calendar month following the later of (i) the Participant's attainment of age 55 and, (ii) his/her completion of 10 years of Vesting Service. Notwithstanding the foregoing, a Participant may also become eligible for a Supplemental Early Retirement Benefit prior to attainment of age 55, or may continue in employment after age 65 and thus become eligible for a Supplemental Late Retirement Benefit, but only upon the approval of the Committee, acting in its sole discretion.

         4.4 SUPPLEMENTAL NORMAL RETIREMENT BENEFIT. The annual Supplemental Normal Retirement Benefit shall be an amount per month equal to the Participant's Accrued Benefit. Such Supplemental Normal Retirement Benefit shall begin with the month following the termination of employment and continue during his/her lifetime, the last monthly payment to be made on the first day of the month in which he/she dies.

         4.5 SUPPLEMENTAL LATE RETIREMENT BENEFIT. The annual Supplemental Late Retirement Benefit shall be an amount per month equal to the Participant's Accrued Benefit. Such Supplemental Late Retirement Benefit shall begin with the month following the termination of employment and continue during his/her lifetime, the last monthly payment to be made on the first day of the month in which he/she dies.

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         4.6 SUPPLEMENTAL EARLY RETIREMENT BENEFIT. The annual Supplemental
Early Retirement Benefit shall be an amount per month equal to the Participant's Accrued Benefit as of his/her benefit commencement date. A Participant may elect to receive a Supplemental Early Retirement Benefit commencing on the first day of any month (not later than the first day of the month following his/her Normal Retirement Date) designated by him/her which date is subsequent to his/her termination of employment and continuing during his/her lifetime, the last monthly payment to be made on the first day of the month in which he/she dies.

         4.7 OFFSET OF SUPPLEMENTAL RETIREMENT BENEFIT. During the first five years of payment of any Plan benefits, the amount otherwise payable to a Participant or Death Beneficiary hereunder shall be reduced by the amount of the payments, if any, made from time to time by the Employer of the Participant's portion of FICA taxes pursuant to Section 6.3 of the Plan ("FICA Payment") divided by five (with the consequent loss to the Employer in the event the benefits cease before the end of the five year period). Further, to the extent the Participant's or Death Beneficiary's benefit under the Plan is distributed in whole or in part by lump sum payment, the FICA Payment shall be deducted from such lump sum payment (to zero, if such be the case) and any FICA Payment not so reimbursed shall be divided equally among the benefit payments scheduled over the next five years.

         4.8 PAYMENT OF PLAN RETIREMENT BENEFIT. The Plan Retirement Benefit shall be payable pursuant to the same optional forms as are permitted to be elected under the NC Retirement Plan other than the Partial Lump Sum Option thereunder, provided however, that (1) the form and method of payment is subject to the approval of the Committee, acting in its discretion, and (2) there shall be no requirement for consent of Participant's spouse for any election to be effective under the Plan. Notwithstanding anything in this Section 4.8 to the contrary, the Committee in its sole discretion may select a combination of methods of payment

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of the Plan Retirement Benefit and may permit or require a Participant to receive his/her Plan Retirement Benefit in whole or in part as a lump sum payment.

                    ARTICLE 5. SUPPLEMENTAL SURVIVOR BENEFIT
                    ----------------------------------------

         5.1 ELIGIBILITY FOR SUPPLEMENTAL SURVIVOR BENEFIT. If a Participant dies before his/her Benefit Commencement Date, his/her Death Beneficiary shall be entitled to a monthly supplemental survivor benefit payable in the form of a single life annuity for the rest of his/her life. If the Participant dies before he/she has satisfied the eligibility requirements for an early or normal retirement benefit under the plan, the amount of such supplemental survivor benefit shall be equal to 50% of the Participant's Accrued Benefit. If the Participant dies after he/she has satisfied the eligibility requirements for an early or normal retirement benefit under the plan, the amount of such supplemental survivor benefit shall be equal to 66-2/3% of the Participant's Accrued Benefit. If any survivor benefit is paid or commences to be paid prior to the date on which the Participant would have attained his/her Normal Retirement Date, the amount of such survivor benefit shall be based upon the current Supplemental Cash Balance Account as of such earlier date. In lieu of the benefit payable in the form of a single life annuity, the Death Beneficiary may elect to have the survivor benefit paid in the form of a single lump sum payment which is the Actuarial Equivalent of such single-life annuity.

         5.2 COMMENCEMENT OF SURVIVOR BENEFIT. The survivor benefit provided in
Section 5.1 shall commence to be paid to the Death Beneficiary on the first day of any month after the Participant's Death, but in no event later than the December 1 of the calendar year immediately following the calendar year in which the Participant died. Notwithstanding the foregoing provision of this Section, if a Death Beneficiary does not elect to receive or commence to receive his/her survivor benefit at least 30 days before the December 1 of the calendar year immediately following the calendar year in which the Participant died, the survivor benefit shall be paid to the

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Death Beneficiary in the form of a single lump sum distribution by the December
31 of the calendar year.

                            ARTICLE 6. MISCELLANEOUS
                            ------------------------

         6.1 PAYMENT OF BENEFITS. Benefits hereunder shall be paid by the Corporation from its general assets, and shall not be paid from any trust fund established pursuant to any one or more of the Corporation's qualified retirement Plans. All other provisions of the Plans relating to the payment of benefits, including but not limited to the dates of first and last payment of any benefits and the normal and optional forms of benefit payment, shall apply to the payment of benefits hereunder, except as otherwise specifically provided herein.

         6.2 ADMINISTRATION. Except as herein provided, the Plan shall be administered by the Committee which shall administer it in a manner consistent with the administration of the Plans, except that the Plan shall be administered as an unfunded Plan which is not intended to meet the qualification requirements of Section 401 of the Internal Revenue Code. The Committee shall have full power and authority to interpret, construe and administer the Plan and the Committee's interpretations and construction hereof, and actions hereunder, including the timing, form, amount or recipient of any payment to be made hereunder, shall be binding and conclusive on all persons for all purposes. No member of the Committee shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of the Plan unless attributable to his or her own willful misconduct or lack of good faith.

         6.3 CORPORATION'S POTENTIAL PAYMENT OF FICA TAX. The Corporation may, in its sole discretion, pay, for and on behalf of a Participant, the amount, if any, of such Participant's portion of any FICA taxes which may accrue and become payable during the Participant's employment which results from such Participant's Accrued Benefit, and the amount of any such

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payments(s) by the Employer (without interest) shall serve to reduce such
Participant's benefits under this Plan, to the extent as is otherwise provided in the Plan.

         6.4 PARTICIPANTS' RIGHTS; DEATH BENEFICIARY'S RIGHTS. Except as otherwise specifically provided, neither a Participant nor a Death Beneficiary has rights under the Plan. It is specifically intended that no benefits shall be payable under the Plan to a Participant or his/her Death Beneficiary prior to the Participant's retirement on or after his/her Normal Retirement Date, on or after his/her meeting the requirements for an Supplemental Early Retirement Benefit (as set forth in Section 4.3) or, upon Committee approval in accordance with the provisions of Section 4.3 hereof, at an earlier age, EXCEPTING ONLY (a) Survivor Benefits payable to a Death Beneficiary pursuant to Article 5 of the Plan in the event of the death of the Participant prior to retirement, and (b) the payment of benefits after the occurrence of a Vesting Event with respect to the Participant. No Participant or his or her Death Beneficiary shall have any title to or beneficial ownership in any assets of the Corporation as a result of the Plan or its benefits.

         6.5 TIMING OF PAYMENTS HEREUNDER. Notwithstanding any other provision of the Plan, the Committee may, in its discretion, determine that benefits under the Plan may be made at any time prior to a Participant's Normal Retirement Date or retirement, whichever first occurs.

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                        ARTICLE 7. AMENDMENT; TERMINATION
                        ---------------------------------

         The Corporation expects to continue the Plan indefinitely, but reserves the right, by action of the Committee, to amend it from time to time, or to discontinue it if such a change or discontinuance is deemed necessary or desirable. However, if the Plan should be amended or discontinued, the Corporation shall remain obligated for benefits under the Plan with respect to Participants and Death Beneficiaries whose benefits are in payment status at the time of such action, with respect to any other Participants who have attained Normal Retirement Age as of the date of such action, and, with respect to Accrued Benefits, with respect to any other Participant as to whom a Vesting Event has occurred.

                            ARTICLE 8. UNFUNDED PLAN
                            ------------------------

         PLAN NOT FUNDED. The Plan is an unfunded Plan and its benefits are payable solely from the general assets of the Corporation.

                             ARTICLE 9. FORFEITURES
                             ----------------------

         Notwithstanding any provision in the Plan to the contrary excepting only the provisions of Article 11, in the event the Committee finds

                  (a) that an Employee or former Employee who has an interest under the Plan has been discharged by his or her Employer in the reasonable belief (and such reasonable belief is the reason or one of the reasons for such discharge) that the Employee or former Employee did engage in fraud against the Employer or anyone else, or

                  (b) that an Employee or former Employee who has an interest under the Plan has been convicted of a crime as a result of which it becomes illegal for his Employer to employ him or her; then any amounts held under the Plan for the benefit of such Employee or former

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Employee or his or her beneficiaries shall be forfeited and no longer payable to such Employee or former Employee or to any person claiming by or through such Employee or former Employee.

         Each Participant agrees to the foregoing forfeiture provisions by his or her acceptance of his or her invitation to participate in the Plan and by his or her continued participation.

                     ARTICLE 10. RESTRICTIONS ON ASSIGNMENTS
                     ---------------------------------------

         The interest of a Participant or his/her Death Beneficiary may not be sold, transferred, assigned, or encumbered in any manner, either voluntarily or involuntarily, and any attempt so to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be null and void; neither shall the benefits hereunder be liable for or subject to the debts, contracts, liabilities, engagements, or torts of any person to whom such benefits or funds are payable, nor shall they be subject to garnishment, attachment, or other legal or equitable process nor shall they be an asset in bankruptcy.

                          ARTICLE 11. CHANGE IN CONTROL
                          -----------------------------

         11.1     TREATMENT OF AWARDS. In the event of a Change in Control:

                           (a) The Effective Date of such Change in Control
                  shall be deemed a Vesting Event with respect to all Participants, and

                           (b) The rights of all Participants in their Accrued
                  Benefits hereunder as of the Effective Date of such Change in Control shall be 100% vested and nonforfeitable, notwithstanding any other provision hereof.

         11.2 DEFINITION OF CHANGE IN CONTROL. "Change in Control" means the occurrence of any of the following events:

                           (a) The Corporation is merged, consolidated or
                  reorganized into or with another corporation or other legal person, and as a result of such merger,

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                  consolidation or reorganization less than sixty-five percent of the combined voting power of the then-outstanding securities of such corporation or person immediately after such transaction are held in the aggregate by the holders of Voting Stock of the Corporation immediately prior to such transaction;

                           (b) The Corporation sells or otherwise transfers all
                  or substantially all of its assets to another corporation or other legal person, and as a result of such sale or transfer less than sixty-five percent of the combined voting power of the then-outstanding Voting Stock of such corporation or person immediately after such sale or transfer is held in the aggregate by the holders of Voting Stock of the Corporation immediately prior to such sale or transfer;

                           (c) The Corporation files a report or proxy statement
                  with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) that a change in control of the Corporation has occurred or will occur in the future pursuant to any then-existing contract or transaction; or

                           (d) If, during any period of two consecutive years,
                  individuals who at the beginning of any such period constitute the Directors of the Corporation cease for any reason to constitute at least a majority thereof; PROVIDED, HOWEVER, that for purposes of this clause (d) each Director who is first elected, or first nominated for election by the Corporation's stockholders, by a vote of at least two-thirds of the Directors of the Corporation (or a committee thereof) then still in office who were Directors of the Corporation at the beginning of any such period will be deemed to have been a Director of the Corporation at the beginning of such period.

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                           (e) Notwithstanding the foregoing provisions of
                  Sections 11.2(a), 11.2(b) or 11.2(c), in the case where the individuals who constitute the Directors of the Corporation at the time a specific transaction described in Sections 11.2(a), 11.2(b) or 11.2(c) is first presented or disclosed to the Board will, by the terms of the definitive agreement for that transaction, constitute at least a majority of the members of the board of directors of the resulting corporation or person immediately following such transaction, then, prior to the occurrence of any event that would otherwise constitute a Change in Control under any of the foregoing provisions of this Section 11.2, the Board may determine by majority vote of the Board that the specific transaction does not constitute a Change in Control under Sections 11.2(a), 11.2(b) or 11.2(c)

         11.3 EFFECTIVE DATE OF CHANGE IN CONTROL. Notwithstanding the foregoing, in the event a Change in Control ultimately results from discussions or negotiations involving the Corporation or any of its officers or directors the Effective Date of such Change in Control shall be the date such discussions or negotiations commenced.


       ARTICLE 12. BINDING ON CORPORATION, EMPLOYEES AND THEIR SUCCESSORS
       ------------------------------------------------------------------

         The Plan shall be binding upon and inure to the benefit of the Corporation, its successors and assigns and each Participant and his or her surviving spouse, beneficiaries, heirs, executors, administrators and legal representatives.


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                           ARTICLE 13. LAWS GOVERNING
                           --------------------------

         The Plan shall be construed in accordance with and governed by the laws of the State of Ohio.

         Executed this 27th day of July, 1999 at Cleveland, Ohio, but effective as of January 1, 1999.

                                               NATIONAL CITY CORPORATION

                                               By: /s/ Shelley J. Seifert
                                                  ------------------------------



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